UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  November 2, 2009

Commission File No. 001-33399

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COMVERGE, INC.
(Exact name of registrant as specified in its charter)

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DELAWARE	22-3543611
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190
East Hanover, New Jersey 07936
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:  (973) 434-7334

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On November 2, 2009, Comverge, Inc., through its subsidiaries Public Energy Solutions, LLC and Public Energy Solutions NY, LLC, entered into an amendment with Consolidated Edison Company of New York, Inc. (“Con Edison”) to one of its four demand side management contracts (the “Amendment”).  The contract, prior to amendment, was aimed at collectively eliminating up to 67 megawatts of base load energy demand in specific network areas of Con Edison’s system.  The Amendment synchronizes our required build out schedule with Con Edison’s load forecast and reduces the total expectation for the contract by 21 megawatts.  The Amendment allows for annual load reduction targets which better track Con Edison’s load forecast and significantly reduce the potential for payment of liquidated damages.   In addition, the Amendment requires Comverge to deliver a payment guarantee to Con Edison for all amounts payable by its subsidiaries as security and liquidated damages under the contract.  The Amendment reduces the Company’s megawatts of capacity under long-term contracts by 21 and the estimated future revenues from long-term contracts by $21 million over the remaining term of the agreement.  Comverge is currently investigating other programs in Con Edison’s footprint, including additional energy efficiency and/or demand response projects, to replace a portion of the reduced megawatt amounts.

A copy of the Agreement will be included in a subsequent filing.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2009, the Compensation Committee of the Board of Directors of Comverge, Inc. (the “Committee”) approved an incentive equity award under the Company’s Amended & Restated 2006 Long-term Incentive Plan to Michael D. Picchi, Interim President and Chief Executive Officer and Executive Vice President and Chief Financial Officer of the Company.  After evaluating Mr. Picchi’s performance, the Committee approved a grant of 21,872 shares of restricted stock with a market value of $250,000.  The restricted stock award is scheduled to vest on November 2, 2011 and will automatically vest if Mr. Picchi’s employment with the Company is terminated, unless such termination is for “Cause” as defined in his Employment Agreement.  In addition, the Committee approved a $60,000 increase in Mr. Picchi’s annual base salary to $300,000.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including projected reductions in overall energy consumption by utility customers as a result of Comverge's efforts over the life of the contract described above or anticipated revenues to be recognized by Comverge, which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance and there are a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving its products, their development and distribution, economic and competitive factors and the company's key strategic relationships, and other risks more fully described in our most recently filed Quarterly Report on Form 10-Q and other of Comverge's filings with the Securities and Exchange Commission. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By: /s/ Michael Picchi
Name:     Michael Picchi
Title:       Interim President and Chief Executive Officer;
Executive Vice President and Chief Financial Officer
Dated: November 6, 2009